EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE-DILUTED
(in thousands of dollars or shares except per share amounts)
Twelve Weeks Ended July 21, 2001 and July 22, 2000
                                           Twelve Weeks Ended
                                         ----------------------
                                          July 21,    July 22,
                                            2001        2000
                                         ---------   ----------
Diluted:
  Net earnings (loss) applicable to
   common shares:
     From continuing operations          $ (1,120)    $  2,011
     From discontinued operations               -         (583)
                                         ---------    ---------
       Net earnings (loss)               $ (1,120)    $  1,428
                                         =========    =========
Shares:
  Weighted average number of common
   shares outstanding                      18,032       17,824
  Shares issuable under employee stock
   plans - weighted average                     -*          34
  Dilutive effect of exercise of certain
   stock options                                -*         181
  Less: Treasury stock-weighted average   (10,241)      (9,863)
                                         ---------    ---------
  Weighted average number of common and
   common equivalent shares outstanding     7,791        8,176
                                         =========    =========
Net earnings (loss) per common and
  common equivalent shares:
   From continuing operations            $  (0.14)     $  0.25
   From discontinued operations                 -        (0.07)
                                         ---------     --------
       Net earnings (loss)               $  (0.14)     $  0.18
                                         =========     ========

* The dilutive effect of stock options in the amount of 86,677 shares and 32,220 shares issuable under employee stock plans were not considered as the effect is antidilutive.








                              34



EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE (continued)

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE-DILUTED
(in thousands of dollars or shares except per share amounts)
Twenty-four Weeks Ended July 21, 2001 and July 22, 2000
                                          Twenty-four Weeks Ended
                                          -----------------------
                                            July 21,    July 22,
                                              2001        2000
                                          ---------    ----------
Diluted:
  Net earnings (loss) applicable to common
   shares:
    From continuing operations            $ (1,079)    $  4,191
    From discontinued operations                 -         (583)
                                          ---------    ---------
       Net earnings (loss)                $ (1,079)    $  3,608
                                          =========    =========
Shares:
  Weighted average number of common shares
   outstanding                              17,982       17,822
  Shares issuable under employee stock
   plans -  weighted average                     -*          33
  Dilutive effect of exercise of certain
   stock options                                 -*         193
  Less:  Treasury stock - weighted average (10,242)      (9,725)
                                          ---------     --------
  Weighted average number of common and
   common equivalent shares outstanding      7,740        8,323
                                          =========     ========
Net earnings (loss) per common and common
  equivalent shares:
   From continuing operations             $  (0.14)     $  0.50
   From discontinued operations                  -        (0.07)
                                          ---------     --------
       Net earnings (loss)                $  (0.14)     $  0.43
                                          =========     ========

*The dilutive effect of stock options in the amount of 94,560 shares and 34,608 shares issuable under employee stock plans were not considered as the effect is antidilutive.





                              35
EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE (continued)

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE-BASIC
(in thousands of dollars or shares except per share amounts)
Twelve Weeks Ended July 21, 2001 and July 22, 2000
                                            Twelve Weeks Ended
                                          ----------------------
                                           July 21,    July 22,
                                            2001         2000
                                          ---------   ----------
Basic:
  Net earnings (loss) applicable to common
   shares:
    From continuing operations             $ (1,120)    $ 2,011
    From discontinued operations                  -        (583)
                                           ---------    --------
       Net earnings (loss)                 $ (1,120)    $ 1,428
                                           =========    ========
Shares:
  Weighted average number of common shares
   outstanding                               18,032      17,824
  Less:  Treasury stock - weighted average  (10,241)     (9,863)
                                           ---------    --------
  Weighted average number of common and
   common equivalent shares outstanding       7,791       7,961
                                           =========    ========
Net earnings (loss) per common and common
 equivalent shares:
   From continuing operations              $  (0.14)    $  0.25
   From discontinued operations                   -       (0.07)
                                           ---------    --------
       Net earnings (loss)                 $  (0.14)    $  0.18
                                           =========    ========
















                              36

EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER COMMON SHARE (continued)

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE-BASIC
(in thousands of dollars or shares except per share amounts)
Twenty-four Weeks Ended July 21, 2001 and July 22, 2000
                                         Twenty-four Weeks Ended
                                         -----------------------
                                          July 21,    July 22,
                                            2001        2000
                                         ---------   ----------
Basic:
  Net earnings (loss) applicable to common
   shares:
    From continuing operations            $ (1,079)   $  4,191
    From discontinued operations                 -        (583)
                                          ---------   ---------
       Net earnings (loss)                $ (1,079)   $  3,608
                                          =========   =========
Shares:
  Weighted average number of common shares
   outstanding                              17,982      17,822
  Less:  Treasury stock - weighted average (10,242)     (9,725)
                                          ---------    --------
  Weighted average number of common and
   common equivalent shares outstanding      7,740       8,097
                                          =========    ========
Net earnings (loss)per common and common
  equivalent shares:
   From continuing operations             $  (0.14)    $  0.52
   From discontinued operations                  -       (0.07)
                                          ---------    --------
       Net earnings (loss)                $  (0.14)    $  0.45
                                          =========    ========















                              37